Exhibit 10.1

NINTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
AND CONSENT OF GUARANTORS

This NINTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT OF GUARANTORS (this “Amendment”) is dated as of October 29, 2008, and entered into by and among FLEETWOOD ENTERPRISES, INC. (“Fleetwood”), FLEETWOOD HOLDINGS INC. (“Holdings”) and its Subsidiaries listed on the signature pages hereof (collectively, “Borrowers”), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the “Majority Lenders”), and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders.

Recitals

Whereas, Fleetwood, the Borrowers, the Lenders, and the Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of January 5, 2007, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of May 25, 2007, that certain Second Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of October 18, 2007, that certain Third Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of January 16, 2008, that certain Fourth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of March 5, 2008, that certain Fifth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of April 9, 2008, that certain Sixth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of April 24, 2008, that certain Seventh Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of August 6, 2008, and that certain Eighth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors (the “Eighth Amendment”) dated as of October 21, 2008 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Any terms defined in the Credit Agreement and not defined in this Amendment are used herein as defined in the Credit Agreement;

Whereas, the Borrowers have requested the amendments to the Credit Agreement as further set forth herein; and

Whereas, the Majority Lenders and the Agent are willing to agree to the amendments requested by the Borrowers, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, Fleetwood, the Borrowers, the Majority Lenders and the Agent agree as follows:

1.               AMENDMENTS TO CREDIT AGREEMENT.  Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of Fleetwood and the Borrowers set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1         Amendments to Annex A to Credit Agreement (Definitions).  Clause (iv) of the definition of “Change of Control” in Annex A of the Credit Agreement is amended to read as follows:

“(iv) a “Change of Control,” “change of control,” “fundamental change” or any similar term, as any such term is defined in the indenture under which the 1998 Subordinated Debentures, the 2003 Subordinated Debentures,  the 2008 Subordinated Debentures or the 2008 Senior Secured Debentures are issued.”

1.2         Amendments to Annex A to Credit Agreement (Definitions).  Clauses (j) and (k) of the definition of “Permitted Liens” in Annex A of the Credit Agreement are amended to read as follows:

“(j)                               second priority Liens on Mortgaged Property and first priority Liens on additional Real Estate that does not constitute Collateral, from to time, securing the 2008 Senior Secured Debentures, provided that each such Lien on any Mortgaged Property is subordinated to a first priority Lien on the applicable item of Mortgaged Property in favor of the Agent for the benefit of the Agent and the Lenders and that each such Lien (whether on Mortgaged Property or not) is otherwise subject to the 2008 Intercreditor Agreement; and provided further that, for the avoidance of doubt, each such Lien on any Mortgaged Property shall be automatically released (and shall no longer constitute Permitted Liens) to the extent required by the 2008 Intercreditor Agreement; and provided still further that all obligations and liabilities pursuant to such Liens are limited in recourse to such property and shall otherwise be non-recourse to the grantor thereof and its other assets; and provided still further that the aggregate value (such value as set forth in an appraisal in form and substance and by an appraiser reasonably satisfactory to the Agent) of all Real Estate (that does not constitute Collateral) securing the 2008 Senior Secured Debentures, at the time of the granting of the Lien thereon, does not exceed the sum of (x) $20,000,000 and (y) such additional amount as shall have been notified to the Agent in writing (the “Additional Secured Debenture First Priority Amount”) and applied to reduce the Maximum Real Estate Loan Amount in accordance with the final proviso set forth in such definition;

(k)                                  first priority Liens on accounts containing (i) Net Proceeds received from the sale solely of Real Estate subject to a Lien granted in accordance with clause (j) of the definition of Permitted Liens constituting collateral for the 2008 Senior Secured Debentures and not constituting Collateral and (ii) Net Loss Proceeds (as defined in the indenture governing the 2008 Senior Secured Debentures as in effect on the issue date thereof) related to any Event of Loss (as defined in the indenture governing the 2008 Senior Secured Debentures as in effect on the issue date thereof) received with respect solely to Real Estate subject to a Lien in accordance with clause (j) of the definition of Permitted Liens constituting collateral for the 2008 Senior Secured Debentures and not constituting Collateral, in each case from to time, securing the 2008 Senior Secured Debentures; provided that all obligations and liabilities pursuant to such Liens are limited in recourse to such property and shall otherwise be non-recourse to the grantor thereof and its other assets;”

1.3         Amendments to Annex A to Credit Agreement (Definitions).  The definitions of “Applicable Margin,” “Flexibility Conditions,” “Loan Documents,” “Material Contracts,” “Maximum Real Estate Loan Amount,” “Maximum Revolver Amount,” “Minimum Liquidity Event” and “Subordinated Debt” in Annex A of the Credit Agreement are amended to read as follows:

“Applicable Margin” means with respect to the Revolving Loans, all other Obligations, the Unused Line Fee and the Letter of Credit Fee, a rate per annum corresponding to the Levels set forth below opposite the Fixed Charge Coverage Ratio set forth below determined for the four-Fiscal Quarter Period ended as of the end of the most recent Fiscal Quarter.  Effective as of the Effective Date (as defined in the Ninth Amendment), adjustments in Applicable Margins shall be determined by reference to the following grid:

Fixed Charge Coverage Ratio:

If Fixed Charge Coverage Ratio is:	Level
Greater than or equal to 1.30:1.00	Level I
Greater than or equal to 1.10:1.00, but less than 1.30:1.00	Level II
Greater than or equal to 0.75:1.00, but less than 1.10:1.00	Level III
Greater than or equal to 0.40:1.00, but less than 0.75:1.00	Level IV
Less than 0.40:1.00	Level V

Low to High:

	Applicable Margins
	Level I	Level II	Level III	Level IV	Level V
Base Rate Revolving Loans	0.75%	0.75%	1.00%	1.25%	1.50%
LIBOR Revolving Loans	2.50%	2.75%	3.00%	3.25%	3.50%
Unused Line Fees	0.25%	0.375%	0.375%	0.50%	0.50%
Letter of Credit Fees	2.50%	2.75%	3.00%	3.25%	3.50%

All adjustments in the Applicable Margin shall be based on the unaudited Financial Statements delivered pursuant to Section 5.2(b) and shall be implemented on the first day of the calendar month commencing at least 5 days after the date of delivery to the Lenders of the Financial Statements evidencing the need for an adjustment, provided, however, that if the Applicable Margins are adjusted at the end of any Fiscal Year based upon unaudited Financial Statements delivered pursuant to Section 5.2(b) and if the Fixed Charge Coverage Ratio determined from the audited Financial Statements for such Fiscal Year requires an adjustment in the Applicable Margins that would result in higher Applicable Margins, then the Applicable Margins shall be adjusted retroactively based on such audited Financial Statements and any increased amount owed by the Borrowers as a result thereof shall be paid on the next applicable payment date.  Failure to timely deliver any Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required.  If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, such reduction shall not occur.”

“Flexibility Conditions” means as of any date and with respect to any transaction, (a) no Default or Event of Default has occurred and is continuing as of such date both before and after giving effect to such transaction, and (b) Fleetwood Liquidity (i) for the thirty day period ending as of the date of the applicable transaction, is greater than $45,000,000 both before and after giving effect to such transaction and (ii) on the date of the applicable transaction, is greater than $25,000,000 both before and after giving effect to such transaction.

“Loan Documents” means this Agreement, the 2008 Intercreditor Agreement, the Revolving Notes, the Term Loan Notes, the Patent and Trademark Security Agreement, the Copyright Security Agreement, the Security Agreement, the Canadian Security Agreement, the Pledge Agreement, the Mortgages, the Parent Guaranty, the FMC Guaranty, the Subsidiary Guaranty, the Contribution Agreement, any Hedge Agreement entered into with a Lender and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

“Material Contracts” means the agreements, contracts and other documents as filed with the Securities Exchange Commission as exhibits to Fleetwood’s Form 10-K for the fiscal year ended April 27, 2008, Form 10-Q for the quarterly period ended July 27, 2008, and any of Fleetwood’s Forms 10-K or Forms 10-Q filed after the date hereof, in each case, in accordance with Item 601(b)(4) and Item 601(b)(10) (or their equivalents) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934 as amended, and any Form 8-K, Form S-3 or Form S-4 filed after the date hereof.

“Maximum Real Estate Loan Amount” means $11,250,000, provided that such amount, on or prior to the Facility Increase Termination Date, shall automatically increase by the Revolving Credit Facility Increase Amount upon the Appraisal Condition having been satisfied in a manner satisfactory to the Agent; provided further that such amount shall reduce (i) on the first day of each Fiscal Quarter commencing January 29, 2007 by an amount equal to $375,000, and (ii)

from time to time pursuant to Section 3.4(b); provided further that such amount shall reduce to $0 if the Appraisal Condition is not satisfied in a manner satisfactory to the Agent on or prior to July 31, 2007; provided further that such amount shall be reduced by each Additional Secured Debenture First Priority Amount notified to the Agent from time to time.

“Maximum Revolver Amount” means $135,000,000.

“Minimum Liquidity Event” means, (1) as of any calculation date, Fleetwood, on a consolidated basis, has Fleetwood Liquidity of $45,000,000 or less for the calendar month immediately preceding such calculation date or (2) on any date from and after the Closing Date, Fleetwood, on a consolidated basis, had Fleetwood Liquidity of $25,000,000 or less.

“Subordinated Debt” means the unsecured Debt from time to time outstanding under the 1998 Subordinated Debentures, the 2003 Subordinated Debentures, the 2008 Subordinated Debentures and the maximum liability of Fleetwood on any subordinated Guaranty of the Trust Securities.

1.4         Amendments to Annex A to Credit Agreement (Definitions). Annex A of the Credit Agreement is amended to include the following additional definitions in the appropriate alphabetical order:

“2008 Intercreditor Agreement” means any intercreditor agreement entered into in connection with the issuance of the 2008 Senior Secured Debentures, by and among the Agent, on behalf of the Lenders, and the holders of such 2008 Senior Secured Debentures (or their agent or trustee), in form and substance and on terms acceptable to the Agent, as it may be amended, supplemented or otherwise modified form time to time in accordance with the terms thereof.

“2008 Subordinated Debentures” means up to an aggregate original principal amount equal to the excess of (i) $110,000,000 over (ii) the aggregate original principal amount of 2008 Senior Secured Debentures, of unsecured, convertible senior subordinated debentures issued by Fleetwood on or prior to December 31, 2008 on terms and conditions in the aggregate no less favorable than the terms set forth on Exhibit A to the Ninth Amendment, and otherwise in form and substance reasonably acceptable to the Agent.

“2008 Senior Secured Debentures” means up to an aggregate original principal amount equal to the excess of (i) $110,000,000 over (ii) the aggregate original principal amount of 2008 Subordinated Debentures, of senior secured debentures issued by Fleetwood on or prior to December 31, 2008 on terms and conditions (a) in the aggregate no less favorable than the terms set forth in the summary thereof attached as Exhibit B to the Ninth Amendment, and (b) otherwise in form and substance reasonably acceptable to the Agent.

“2008 Senior Secured Debenture Guaranty” means any subordinated Guaranty of the 2008 Senior Secured Debentures by a Subsidiary of Fleetwood that is a Loan Party; provided that such Guaranty shall be subordinated in right of payment to the prior payment of the Obligations, and shall otherwise be in form and substance and on terms reasonably acceptable to the Agent.

“2008 Senior Secured Debenture Hazardous Substances Indemnity Agreement” means any hazardous substances indemnity agreement granted by any pledgor party to any mortgage permitted by clause (j) of the definition of Permitted Liens in favor of the holders of the 2008 Senior Secured Debenture Guaranties or any agent or trustee acting on their behalf, provided that (a) the form thereof is substantially consistent with the form of the Amended and Restated Hazardous Substances Indemnity Agreement, dated January 5, 2007, by each of the Loan Parties named therein as Indemnitors and the Agent, and (b) such indemnity agreements, regardless of whether pertaining to Mortgaged Property or Real Estate that does not constitute Collateral, shall be subordinated in right of payment to the prior payment of the Obligations, and shall otherwise be in form and substance and on terms reasonably acceptable to the Agent.

“Adjusted Cash Gain/(Loss)” means, with respect to any fiscal period, an amount (expressed as either a gain or a (loss)) equal to EBITDA for such fiscal period (which may be a negative number) minus Fixed Charges for such fiscal period.

“Ninth Amendment” means that certain Ninth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors, dated as of October 29, 2008, and entered into by and among Fleetwood, Holdings and its Subsidiaries listed on the signature pages thereof, the banks and other financial institutions signatory thereto that are parties as Lenders to this Agreement and Bank of America, N.A., as administrative agent and collateral agent for the Lenders.

“Ninth Amendment Effective Date” means the “Effective Date” as defined in the Ninth Amendment.

1.5                     Amendments to Section 1.8. Section 1.8 shall be amended by adding the following after the final sentence thereof:

“All Obligations of Fleetwood and its Subsidiaries under this Agreement and the other Loan Documents, and all rights of contribution, indemnity, subrogation and reimbursement relating to the Obligations of any Loan Party with respect to Fleetwood and any other Obligations of Fleetwood and its Subsidiaries secured by any Loan Documents (including, without limitation, all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products), (i) shall constitute “Senior Debt” and “Designated Senior Debt” under the 2008 Subordinated Debentures, if any, and the 2008 Senior Secured Debentures, if any, and “Priority Lien Debt” under the 2008 Intercreditor Agreement, if any and

(ii) were permitted by the indenture governing the 2008 Subordinated Debentures, if any, the indenture governing the 2008 Senior Secured Debentures, if any, and the 2008 Intercreditor Agreement, if any, to be incurred and secured under and pursuant to the Loan Documents.”

1.6                     Amendments to Section 2.8(c).  Section 2.8(c) shall be amended by deleting the reference to “clauses (a), (b) and (e) of the definition of Permitted Liens” and replacing the same with the following: “clauses (a), (b), (e) and (j) of the definition of Permitted Liens”.

1.7                     Amendments to Section 2.8. Section 2.8 shall be amended by deleting the reference to “and” after existing clause (h), deleting the “.” after existing clause (i)  and inserting the following after existing clause (i):

“; and

(j)                                     any Lien on the Replaced Property securing the 2008 Senior Secured Debentures shall substantially simultaneously be fully released and terminated to the satisfaction of the Agent in its sole discretion, with no further action or consent required from the holders of the 2008 Senior Secured Debentures or any agent or trustee acting therefor.”

1.8                     Amendments to Section 3.4(e). Section 3.4(e) shall be amended by deleting the reference to “[RESERVED]” and replacing it with the following:

“Following the sale of any Mortgaged Property or at any other time, in the event that the maximum amount of Indebtedness that may be incurred hereunder from time to time that is permitted by the 2008 Senior Secured Debentures (without regard to that portion of any maximum amount calculated by reference to the Borrowing Base and without regard to any separate “carve-outs” or “caps” on Obligations under Bank Products or Hedge Agreements set forth therein) is reduced in accordance with the terms of the 2008 Senior Secured Debentures and, thereafter, such maximum amount does not exceed the Maximum Revolver Amount by $7,500,000 (the amount of such deficiency, the “Senior Cap Deficiency Amount”), the Borrowers shall immediately repay the Revolving Loans (and the Maximum Revolver Amount shall be permanently reduced) in an amount equal to the Senior Cap Deficiency Amount.”

1.9                     Amendments to Section 6.2. Section 6.2 shall be amended by deleting the entirety of the proviso to the second sentence thereof, which begins “provided that, as between the Lenders, the Liens created on the Collateral other than the Term Loan Collateral . . . .”

1.10               Amendments to Section 6.9. Section 6.9 shall be amended by deleting the existing Section 6.9 and replacing it with the following:

“6.9                           Debt.  After giving effect to the Revolving Loans outstanding as of the Effective Date (as defined in the Ninth Amendment), Fleetwood and its

Subsidiaries have no Debt on the Effective Date (as defined in the Ninth Amendment), except (a) the Obligations, (b) the Subordinated Debt and the 2008 Senior Secured Debentures, in an aggregate original principal amount outstanding on the Effective Date of not more than $110,000,000, and the Trust Securities also outstanding on the Effective Date, (c) Debt described on Schedule 6.9 hereto, (d) Guaranties entered into in accordance with Section 7.12 and (e) other Debt in an aggregate amount of not more than $5,000,000.”

1.11               Amendments to Section 6.24. Section 6.24 shall be amended adding at the end thereof:

“; provided that it is understood and agreed that for purposes solely of this Section 6.24 and the delivery of any certificate signed by a Responsible Officer to the effect, or substantially to the effect, that (i) the representations and warranties contained in this Agreement are correct in all material respects, (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default, or (iii) no event has occurred and is continuing which has had or would have a Material Adverse Effect (and not, for the avoidance of doubt any other provisions hereunder, including without limitation, Section 9.1(q) and whether or not the Agent or Lenders can assert a Default or Event of Default has occurred or is continuing thereunder), the incurrence of losses not constituting an Event of Default under Section 7.24 (and the underlying event or events causing such losses) shall, in and of themselves, not be deemed to constitute a Material Adverse Effect; provided further that notwithstanding the foregoing, and for the avoidance of doubt, (x) the incurrence of losses not constituting an Event of Default under Section 7.24 when combined with (y) another one or more adverse events, changes or conditions may constitute a Material Adverse Effect for such purposes, to the extent that all such events, changes and conditions described in the foregoing clauses (x) and (y), when taken collectively, constitute a material adverse change in, or material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Fleetwood and its Subsidiaries, taken as a whole (other than the incurrence of losses not constituting an Event of Default under Section 7.24) regardless of whether the same underlying event or events caused such losses and such other adverse events, changes or conditions.”

1.12               Amendments to Section 6.29. Section 6.29 shall be amended by adding the following after the final sentence thereof:

“All Obligations of Fleetwood and its Subsidiaries under this Agreement and the other Loan Documents, and all rights of contribution, indemnity, subrogation and reimbursement relating to the Obligations of any Loan Party with respect to Fleetwood and any other Obligations of Fleetwood and its Subsidiaries secured by any Loan Documents (including, without limitation, all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products), (i) shall constitute “Senior Debt” and “Designated Senior Debt” under the 2008 Subordinated Debentures, if any, and the 2008 Senior Secured Debentures, if any, and “Priority Lien Debt” under the 2008 Intercreditor Agreement, if any and

(ii) were permitted by the indenture governing the 2008 Subordinated Debentures, if any, the indenture governing the 2008 Senior Secured Debentures, if any, and the 2008 Intercreditor Agreement, if any, to be incurred and secured under and pursuant to the Loan Documents.”

1.13               Amendments to Section 7.5(b). Section 7.5(b) shall be amended by deleting the first sentence thereof and replacing it with the following:

“Fleetwood shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured (subject to a provision, in form and substance reasonably acceptable to the Agent, that as to Mortgaged Property, the trustee or agent for the 2008 Senior Secured Debentures may be named as a subordinate secured party or mortgagee and loss payee or additional insured), with respect to insurance policies to the extent of their coverage of Collateral, in a manner acceptable to the Agent.”

1.14               Amendments to Section 7.6(b). Section 7.6(b) shall be amended by deleting the last two sentences thereof and replacing them with the following:

“In all other circumstances, the Agent shall hold all such insurance and condemnation proceeds as Collateral or, if directed by the Majority Lenders, apply such insurance and condemnation to the Revolving Loans.”

1.15               Amendments to Section 7.9(d). Section 7.9(d) shall be amended by deleting such clause and replacing it with the following:

“(d)                           sales, trade-ins, exchanges or other dispositions of assets by Fleetwood or any of its Subsidiaries (other than real property Collateral) with an orderly liquidation value not to exceed $5,000,000 in the aggregate for the period commencing on the Closing Date through and including the Termination Date;”

1.16               Amendments to Section 7.9(f). Section 7.9(f) shall be amended by deleting such clause and replacing it with the following:

“(f)                              dispositions constituting the grant of Permitted Liens;”

1.17               Amendment to Section 7.9(j). Section 7.9(j) shall be amended by deleting such clause in its entirety and replacing it with the following:

“(j)                               sale or other disposition of any Real Estate that is subject to a Lien securing the 2008 Senior Secured Debentures but that does not constitute Collateral; provided that the net proceeds of such sale or other disposition shall have been used to prepay the 2008 Senior Secured Debentures in accordance with Section 7.14(c).”

1.18               Amendments to Section 7.10(a). Clauses (iv) and (vii) of Section 7.10(a) shall be amended by adding after each of the references therein to “the 1998 Subordinated Debentures” the phrase “, the 2008 Subordinated Debentures”.

1.19               Amendment to Section 7.10(b).  Section 7.10(b) is hereby amended by deleting such clause in its entirety and replacing it with the following:

 “(b)  make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect (it being agreed that for purposes hereof, neither the issuance of the 2008 Senior Secured Debentures nor the issuance of the 2008 Subordinated Debentures shall be deemed violative of this provision); or”

1.20               Amendment to Section 7.11.  Section 7.11 is hereby amended by deleting such clause in its entirety and replacing it with the following:

“Neither Fleetwood nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect (it being agreed that for purposes hereof neither the issuance of the 2008 Senior Secured Debentures nor the issuance of the 2008 Subordinated Debentures shall be deemed violative of this provision).”

1.21               Amendment to Section 7.12.    Section 7.12 shall be amended by deleting clause (i) and the word “and” immediately preceding clause (i) and replacing such clause (i) with the following:

“(i) the 2008 Senior Secured Debenture Guaranties; (j) the 2008 Senior Secured Debenture Hazardous Substances Indemnity Agreements; and (k) other Guaranties in an aggregate amount not to exceed $10,000,000 at any time in effect.”

1.22               Amendment to Section 7.13(b).    Section 7.13 shall be amended by adding the following proviso after the existing clause (b):

“, the 2008 Senior Secured Debentures and any Indebtedness deemed to have been incurred by any Loan Party solely pursuant to clause (b) of the definition of Debt pursuant to the grant by such Loan Party of a Lien permitted by clause (j) of the definition of Permitted Liens; provided that the 2008 Senior Secured Debentures and the 2008 Subordinated Debentures shall have been issued in connection with the refinancing of (or in exchange for) a portion of the Debt outstanding under the 2003 Subordinated Debentures; and provided further that all of the proceeds, if any, of the 2008 Senior Secured Debentures or the 2008 Subordinated Debentures shall have been applied to the payment of the principal amount of (or satisfaction of any put, redemption or prepayment obligation in respect of) the 2003 Subordinated Debentures; and provided still further that in no event shall any Loan Party (other than Fleetwood) have assumed or become liable for the payment of any Subordinated Debt or the 2008 Senior Secured Debentures other than, in the case of the 2008 Senior Secured Debentures only, pursuant to the 2008 Senior Secured Debenture Guaranty or the grant by such Loan Party of a Lien permitted by (and subject to the limitations of) clause (j) of the definition of

Permitted Liens;”

1.23               Amendment to Section 7.13(f).    Clauses (ii) and (iii) of Section 7.13(f) shall be amended by deleting such clauses and replacing them with the following:

“(ii)                            the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended or otherwise permitted by this Agreement to secure the Debt to be refunded, renewed or extended,

(iii)                               no Person that is not an obligor or guarantor of such Debt as of the date of issuance thereof shall become an obligor or guarantor thereof or of any Debt issued in refunding thereof except to the extent such Person was permitted by this Agreement to be an obligor or guarantor of such original Debt,”

1.24               Amendment to Section 7.13.    Clauses (j) and (v) of Section 7.13 shall be amended by deleting such clauses and replacing them with the following in the appropriate order:

“(j) Debt that constitutes Debt solely under clause (b) of the definition thereof for so long as the same remains secured by a Lien permitted under clause (c) or clause (d) of the definition of “Permitted Liens”;”

“(v) other Debt (which may be unsecured Debt or Debt secured by a Lien permitted under clause (i) of the definition of “Permitted Liens”) not to exceed $3,000,000 in the aggregate for all Loan Parties;”

1.25               Amendment to Section 7.14(c).  Section 7.14(c) shall be deleted in its entirety and replaced with the following:

(c) (i) Fleetwood and its Subsidiaries may prepay (A) so long as the Flexibility Conditions are satisfied as of the date of and both before and immediately after giving effect to such prepayment, any Capital Leases, so long as the acquisition of any property in connection with the prepayment of such Capital Lease would not constitute a Restricted Investment, (B) so long as the Flexibility Conditions are satisfied as of the date of and both before and immediately after giving effect to such prepayment, any Debt incurred pursuant to Section 7.13 (other than Debt incurred pursuant to Section 7.13(b)) and (C) without prejudice to Section 3.4(d), Debt under the 2008 Senior Secured Debentures incurred pursuant to Section 7.13(b) provided that such prepayment shall not exceed an amount equal to the sum of (x) the aggregate amount of Net Proceeds received from the sale solely of Real Estate subject to a Lien in accordance with clause (j) of the definition of Permitted Liens constituting collateral for the 2008 Senior Secured Debentures and not constituting Collateral and (y) the aggregate amount of Net Loss Proceeds (as defined in the indenture governing the 2008 Senior Secured Debentures as in effect on the issue date thereof) related to any Event of Loss (as defined in the indenture governing the 2008 Senior Secured Debentures as in effect on the issue date thereof) received with respect solely to Real Estate subject to a Lien in accordance with clause (j) of the definition of Permitted Liens constituting collateral for the 2008 Senior Secured Debentures and not constituting Collateral and (ii) so long as the Flexibility Conditions are satisfied as of the date of and both before and immediately after giving effect to such prepayment, Fleetwood and its Subsidiaries may prepay any Debt not otherwise permitted to be prepaid pursuant to this Section 7.14 in an aggregate amount not to exceed $1,000,000;

1.26               Amendment to Section 7.14(e).  Section 7.14(e) shall be deleted in its entirety and replaced with the following:

“(e)                            so long as no Default or Event of Default has occurred and is continuing on the date of the payment thereof, both before and after giving effect to such payment or other specified action, Fleetwood may voluntarily prepay (including by redemption or repurchase) all or a portion of the 2003 Subordinated Debentures (and, in such event, cancel all or such portion of the 2003 Subordinated Debentures so prepaid) in exchange for any one or more of (I) the issuance to the holders thereof of ordinary or common Capital Stock of Fleetwood and/or warrants to acquire such ordinary or common Capital Stock of Fleetwood, (II) the issuance to the holders thereof, or the payment to the holders thereof from the proceeds, of the 2008 Subordinated Debentures and/or the 2008 Senior Secured Debentures and/or (III) so long as the Flexibility Conditions are satisfied both before and after giving effect thereto, the payment in cash of any redemption price, repurchase price, or an inducement, conversion, exchange or other fee, or any other cash consideration in connection with any such prepayment (including by redemption or repurchase); provided that the aggregate cash amount paid pursuant to clause (III) above in connection with all such prepayments does not exceed the lesser of the Debenture Prepayment Cap and $5,000,000.”

1.27               Amendment to Section 7.15.  Section 7.15 shall be amended by adding the following to the last sentence thereof:

“(c) the incurrence of obligations by Loan Parties under the 2008 Senior Subordinated Debenture Guaranties and the grant by Loan Parties of a Lien permitted by clauses (j) or (k) of the definition of Permitted Liens and (d) while no Event of Default has occurred and is continuing, the payment of amounts owing to any Affiliate pursuant to the 2008 Senior Secured Debentures or the 2008 Subordinated Debentures if and to the extent otherwise made in accordance with Sections 7.14 and 7.29 hereof and if and to the extent that such payments are concurrently made to security holders who include Persons that are not Affiliates.”

1.28               Amendments to Section 7.19(b). Section 7.19(b) shall be amended by deleting such clause in its entirety and replacing it with the following: “(b) [RESERVED].”

1.29               Amendment to Section 7.24.  Section 7.24 shall be amended by deleting such section and replacing it with the following:

“7.24                     Financial Covenants

(a)                                  Adjusted Cash Gain/(Loss). If a Minimum Liquidity Event shall occur and be continuing, Fleetwood shall have maintained an Adjusted Cash Gain/(Loss) for the most recent period of one or more consecutive Fiscal Quarters (for which an annual or quarterly compliance certificate has been delivered pursuant to Section 5.2(e)) specified below and ended on the last day of each Fiscal Quarter set forth below of not less than the gain/(loss) set forth below opposite each such period (for the avoidance of doubt, and by way of example, (i) an Adjusted Cash Gain/(Loss) that indicates a gain of $3,000,000 would constitute an amount “not less than” a (loss) of ($2,000,000) and (ii) an Adjusted Cash Gain/(Loss) that indicates a (loss) of ($1,000,000) would also constitute an amount “not less than” a (loss) of ($2,000,000), in each case, for purposes of this Section 7.24(a)):

Period Ending	Adjusted Cash Gain/Loss (Loss Expressed in Parentheses)
One Fiscal Quarter ending in October 2008	$(47,000,000)
Two Fiscal Quarters ending in January 2009	$(71,000,000)
Three Fiscal Quarters ending in April 2009	$(87,000,000)
Four Fiscal Quarters ending in July 2009	$(96,000,000)
Four Fiscal Quarters ending in October 2009	$(57,000,000)
Four Fiscal Quarters ending in January 2010	$(43,000,000)
Four Fiscal Quarters ending in April 2010	$(28,000,000)

(b)                                 Minimum Liquidity. From and after the Ninth Amendment Effective Date, there shall not have occurred any three consecutive Business Day period over which Fleetwood, on a consolidated basis, had Fleetwood Liquidity of $20,000,000 or less for each such Business Day.

1.30               Amendment to Section 7.28(e). Section 7.28(e) shall be deleted in its entirety and replaced with the following:

“(e)                            Subject to Section 2.8, each parcel of Real Estate listed on Schedule 6.11 attached hereto and identified thereon as “Mortgaged Property” shall remain subject to the Mortgage with respect to such property that is in place as of the Ninth Amendment Effective Date.”

1.31                           Amendment to Section 7.29. Section 7.29 shall be re-titled “2008 Senior Secured Debentures; Subordinated Debt; Trust Securities”:

1.32                           Amendment to Section 7.29(a). Section 7.29(a) shall be deleted in its entirety and replaced with the following:

“(a)                            (i) Fleetwood will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of the 1998 Subordinated Debentures, the 2003 Subordinated Debentures, the 2008 Senior Secured Debentures, the 2008 Subordinated Debentures or, in each case, any Guaranty thereof, or the Trust Securities or any Guaranty thereof or add any Guaranty of any other Credit Party (other than a 2008 Senior Secured Debenture Guaranty) and (ii) without prejudice to the foregoing, Fleetwood will not, and will not permit any of its Subsidiaries to, amend or otherwise change the terms of the 2008 Senior Secured Debentures if the effect of such amendment or change is to modify (or have the effect of a modification of) the granting clauses (and the exclusions therefrom) of any collateral documents governing the 2008 Senior Secured Debentures (or the definitions of the terms contained in any such granting clauses), other than, in the case of each of the foregoing clauses (i) and (ii), (w) to add or replace or substitute Real Estate collateral pursuant to the terms of the 2008 Senior Secured Debentures and the 2008 Intercreditor Agreement and with respect to which such added or replacement Liens are permitted to be granted hereunder within the limits set forth in clauses (j) or (k) of the definition of “Permitted Liens,” (x) to release any Lien securing the 2008 Senior Secured Debentures, (y) to reduce the amount of obligations secured by any Lien securing the 2008 Senior Secured Debentures and (z) subject to the Agent’s prior written consent, to conform such mortgage or other security document to the applicable Mortgages granted in connection with this Agreement or to make changes otherwise consistent with the terms of this Agreement and the 2008 Intercreditor Agreement.”

1.33                           Amendment to Section 7.29(c). Section 7.29(c) shall be deleted in its entirety and replaced with the following clauses (c) and (d):

“(c)                            Fleetwood will not, and will not permit any of its Subsidiaries to, make any cash payments or prepayments with respect to the 2003 Subordinated Debentures or the 2008 Subordinated Debentures other than, subject to the subordination provisions contained therein, (A) mandatory payments of interest (including any additional amounts on the 2003 Subordinated Debentures, the 2008 Subordinated Debentures and any Fleetwood common stock issued upon conversion thereof) when due under the terms of the 2003 Subordinated Debentures or the or the 2008 Subordinated Debentures (in each case, without acceleration), (B) mandatory payments in respect of fractional shares upon conversion of 2003 Subordinated Debentures or the 2008 Subordinated Debentures, (C) mandatory payments to satisfy repurchase obligations with respect to 2003 Subordinated Debentures and the 2008 Subordinated Debentures upon a change of control (as defined in the indentures under which each of the 2003 Subordinated Debentures and the 2008 Subordinated Debentures, respectively, are issued), (D) fees, indemnification payments, expense reimbursements and other customary payments made to any trustee, conversion agent, transfer agent, exchange agent, paying agent, depositary or custodian for the 2003 Subordinated Debentures, the 2008 Subordinated Debentures or any agent or counsel for any of the foregoing, (E) payment of customary fees and expenses related to registering for resale under the Securities Act of 1933 the 2003 Subordinated Debentures, the 2008 Subordinated Debentures and the Fleetwood common stock into which such debentures are convertible, (F) any other mandatory payments of principal and/or interest (including any additional amounts) or mandatory repurchase payments required under the terms of the indentures under which each of the 2003 Subordinated Debentures or the 2008 Subordinated Debentures are issued, provided that, other than as permitted by clause (G) below, no cash payments shall be permitted by this clause (F) in respect of (I) any mandatory offer, prepayment, repurchase or other similar redemption right of the holders thereof that may be satisfied, at the option of Fleetwood, through the issuance of additional Capital Stock (in lieu of a cash payment) or (II) any mandatory offer, prepayment, repurchase or other similar redemption right of the holders thereof in respect of “Asset Sales” or “Events of Loss” or any similar term, as any such term is defined in the indenture under which the 2008 Senior Secured Debentures are issued and (G) so long as no Default or Event of Default has occurred and is continuing on the date of the payment thereof, both before and after giving effect to such payment, Fleetwood may make the payments and/or pay the fees described in Section 7.14 hereof.

(d)                                 Fleetwood will not, and will not permit any of its Subsidiaries to, make any cash payments or prepayments with respect to the 2008 Senior Secured Debentures other than (A) mandatory payments of interest (including any additional amounts on the 2008 Senior Secured Debentures) when due under the terms of the 2008 Senior Secured Debentures (in each case, without acceleration), (B) mandatory payments to satisfy repurchase obligations with respect to the 2008 Senior Secured Debentures upon a change of control (as defined in the indenture under which the 2008 Senior Secured Debentures are issued), (C) fees, indemnification payments, expense reimbursements and other customary payments made to any trustee, conversion agent, transfer agent, exchange agent, paying agent, depositary or custodian for the 2008 Senior Secured Debentures or any agent or counsel for any of the foregoing, (D) payment of customary fees and expenses related to registering for resale under the Securities Act of 1933 the 2008 Senior Secured Debentures, (E) any other mandatory payments of principal and/or interest (including any additional amounts) or mandatory repurchase payments required under the terms of the indentures under which each of the 2008 Senior Secured Debentures are issued and (F) so long as no Default or Event of Default has occurred and is continuing on the date of the payment thereof, both before and after giving effect to such payment, Fleetwood may make the payments and/or pay the fees described in Section 7.14 hereof.”

1.34                           Amendment to Section 7. Section 7 shall be amended by adding the following additional Section 7.30:

“7.30    Compliance with Covenants under 2008 Senior Secured Debentures. For so long as the 2008 Senior Secured Debentures are outstanding, Fleetwood will, and will cause its Subsidiaries to, comply with each of the covenants and other obligations set forth in the indenture governing the 2008 Senior Secured Debentures (the “2008 Indenture Covenants”), and in furtherance thereof, for so long as the 2008 Senior Secured Debentures are outstanding, the 2008 Indenture Covenants are incorporated herein as if set forth in their entirety herein, in each case as in effect on the initial date of issuance of the 2008 Senior Secured Debentures, or as amended, supplemented or otherwise modified from time to time with the consent of the Majority Lenders made in accordance with Section 7.29(a) hereof. For the avoidance of doubt, the incorporation by reference of such 2008 Indenture Covenants (a) shall be “additive” to and shall in no event be deemed to amend, supplement or otherwise modify any other covenants or obligations set forth herein in any manner to make them any “less restrictive on” or “more favorable” to Fleetwood or any of its Subsidairies and (b) shall not constitute any waiver or consent hereunder in respect of any other covenants or obligations otherwise set forth herein and shall not constitute a course of dealing or any other basis for altering such other covenants or obligations of Fleetwood or any of its Subsidairies hereunder.”

1.35                           Amendment to Section 8.2. Section 8.2 shall be amended by adding the following additional clause (d) at the end thereof:

“(d)                           after giving effect to such extension of credit (i) all Obligations of Fleetwood and its Subsidiaries under this Agreement and the other Loan Documents, and all rights of contribution, indemnity, subrogation and reimbursement relating to the Obligations of any Loan Party with respect to Fleetwood and any other Obligations of Fleetwood and its Subsidiaries secured by any Loan Documents (including, without limitation, all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products), shall constitute “Senior Debt” and “Designated Senior Debt” under the 2008 Subordinated Debentures, if any, and the 2008 Senior Secured Debentures, if any, and “Priority Lien Debt” under the 2008 Intercreditor Agreement, if any; (ii)  such Obligations shall permitted by the indenture governing the 2008 Subordinated Debentures, if any, the indenture governing the 2008 Senior Secured Debentures, if any, and the 2008 Intercreditor Agreement, if any, to be incurred and secured under and pursuant to the Loan Documents; and (iii) if requested by the Agent in its sole discretion, the Agent shall have received and an Officers’ Certificate (as defined in, and satisfying the requirements of, each of the indenture governing the 2008 Subordinated Debentures, if any, the indenture governing the 2008 Senior Secured Debentures, if any, and the 2008 Intercreditor Agreement, if any) to the effect of the forgoing.”

1.36                           Amendment to Section 9.1. Section 9.1 shall be amended by adding and “or” and the following additional clause (q) at he end thereof:

“(q)                           for so long as the 2008 Senior Secured Debentures are outstanding, each of the “events of default” (or such similarly defined term) set forth in the 2008 Indenture Covenants (the “2008 Indenture Events of Default”) are incorporated herein as if set forth in their entirety herein as Events of Defaults hereunder, in each case as in effect on the initial date of issuance of the 2008 Senior Secured Debentures, or as amended, supplemented or otherwise modified from time to time with the consent of the Majority Lenders made in accordance with Section 7.29(a) hereof. For the avoidance of doubt, the incorporation by reference of such 2008 Indenture Events of Default (i) shall be “additive” to and shall in no event be deemed to amend, supplement or otherwise modify any other Events of Default set forth herein in any manner to make them any “less restrictive on” or “more favorable” to Fleetwood or any of its Subsidairies and (ii) shall not constitute any waiver or consent hereunder in respect of any other Events of Default otherwise set forth herein and shall not constitute a course of dealing or any other basis for altering such other Events of Default hereunder.”

1.37                           Amendment to Section 12.11. Section 12.11 shall be amended by adding the following clause (d):

“(d)                           Each Lender authorizes and directs the Agent and the Collateral Agent to enter into the 2008 Intercreditor Agreement, and each Lender agrees to be bound by the terms thereof that are applicable to it thereunder.”

1.38                           Amendment to Section 12.17. Section 12.17 shall be amended by adding the following sentence at the end thereof.

“Each Lender hereby irrevocably authorizes the Agent to enter into the 2008 Intercreditor Agreement on behalf of each such Lender.”

1.39                           Amendments to Section 12.21. Section 12.21 shall be amended by deleting such Section in its entirety and replacing it with the following: “12.21 [RESERVED].”

1.40                           Amendment to Schedule 1.2. In accordance with Section 11.2 and the definition of “Revolving Credit Commitment,” Schedule 1.2 shall be deleted in its entirety and replaced with the Schedule 1.2 attached hereto.

1.41                           Amendment to Schedule 6.9. Schedule 6.9 shall be deleted in its entirety and replaced with the Schedule 6.9 attached hereto

1.42                           Amendment to Schedule 6.11. Each party hereto acknowledges and agrees that Schedule 6.11 attached hereto accurately reflects the Mortgaged Properties as of the date hereof, after giving effect to all transactions completed on or prior to the date hereof in accordance with Sections 2.8 and 2.9 of the Credit Agreement and the transactions contemplated by the Eighth Amendment and this Ninth Amendment; provided that such Schedule 6.11 shows both Term Loan Collateral and “boot collateral” both prior to and after giving effect to the transactions contemplated by this Amendment (i.e., the release of certain Term Loan Collateral and the re-characterization of certain Term Loan Collateral as “boot collateral” (and not, for the avoidance of doubt, Real Estate Subfacility Assets or Term Loan Collateral) in accordance with and as further set forth in Section 2 and Section 5.5 hereof, such that the aggregate amount of Term Loan Collateral shall be zero ($0.00) and the aggregate amount of “boot collateral” shall be not less than $37,000,000). Accordingly, Schedule 6.11 shall be deleted in its entirety and replaced with the Schedule 6.11 attached hereto.

2.                                       ACKNOWLEDGEMENTS AND AUTHORIZATIONS. For the avoidance of doubt, the Loan Parties, the Agent and the Majority Lenders acknowledge and agree that, (a)  the Term Loans have been prepaid in full and no portion of any Lender’s Term Loan are outstanding, (b) Section 11.1(a)(ii) of the Credit Agreement provides that no waiver, amendment, or consent under the Credit Agreement shall release any Term Loan Collateral other than as permitted by Section 2.8, Section 2.9, Section 7.9 or Section 12.11 (provided that the Term Loan Collateral may be released with the consent of the Term Lenders) unless in writing and signed by all the Term Lenders, the Majority Revolving Lenders, Fleetwood and the Borrowers and acknowledged by the Agent, (c) in accordance with the definition of “Term Lenders,” there are no longer any Term Lenders for any purpose under the Credit Agreement, (d) accordingly, under Section 11.1(a)(ii) of the Credit Agreement, the Majority Revolving Lenders have the authority to consent to the release of any Term Loan Collateral (which such release must be countersigned by Fleetwood, the Borrowers and acknowledged by the Agent) and (e) in light of the foregoing, such Real Estate as constituted Term Loan Collateral immediately prior to the effective time of the Eighth Amendment continued to constitute Term Loan Collateral immediately after the effective time of the Eighth Amendment, subject to Agent’s Liens, for all purposes under the Credit Agreement.

3.                                       CONSENTS AND AUTHORIZATIONS. Pursuant to Section 11.1(a)(ii), Majority Revolving Lenders acknowledge and agree with Loan Parties and the Agent that certain Term Loan Collateral shall, concurrent with the effectiveness of this amendment, be deemed to continue to constitute Mortgaged Property as “boot collateral” (and not, for the avoidance of doubt, Real Estate Subfacility Assets or Term Loan Collateral) as described in Schedule 6.11, as amended hereby, under the Credit Agreement as further set forth in Section 5.5 below. Each Majority Revolving Lender authorizes and instructs the Agent to release any and all Agent’s Liens with respect to the Real Estate previously constituting Term Loan Collateral as of the effective time of the Eighth Amendment that does not continue to constitute Mortgaged Property as “boot collateral” as described in Schedule 6.11, as amended hereby, under the Credit Agreement (and specifically consents to such releases) and to take any and all other further reasonable and customary actions necessary to effect such release.

4.                                       REPRESENTATIONS AND WARRANTIES OF FLEETWOOD AND THE BORROWERS. In order to induce the Majority Lenders and the Agent to enter into this Amendment, each of Fleetwood and each Borrower represents and warrants to each Majority Lender and the Agent that the following statements are true, correct and complete:

4.1                     Power and Authority. Each of the Loan Parties has all corporate power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the “Consent”), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement.

4.2                     Corporate Action. The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Loan Party under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Loan Parties.

4.3                     No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and the Consent, the performance of the obligations of each Loan Party under or in respect of the Credit Agreement as amended hereby and the transactions contemplated hereby do not and will not conflict with or violate (a) any provision of the governing documents of any Loan Party or any of its Subsidiaries, (b) any Requirement of Law, (c) any order, judgment or decree of any court or other governmental agency binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person.

4.4                     Execution, Delivery and Enforceability. This Amendment and the Consent have been duly executed and delivered by each Loan Party which is a party thereto and are the legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity. The Agent’s Liens in the Collateral continue to be valid, binding and enforceable first priority Liens (except for Permitted Liens) which secure the Obligations.

4.5                     No Default or Event of Default. No event has occurred and is continuing or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

4.6                     Representations and Warranties. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

5.                                       CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment, and the consents and approvals contained herein, shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, Fleetwood, the Borrowers and each Majority Lender and only if and when each of the following conditions is satisfied:

5.1                     Consent of Guarantors. Each of the Guarantors shall have executed and delivered to the Agent the Consent.

5.2                     No Default or Event of Default; Accuracy of Representations and Warranties. No Default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this

Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date), and the Borrowers shall have delivered to the Agent a certificate confirming such matters.

5.3                     Delivery of Documents. The Agent shall have received such documents as the Agent may reasonably request in connection with this Amendment.

5.4                     Closing Fee. Fleetwood shall have paid to the Agent, for the pro rata account of all Lenders, the closing fee as described and in the amount set forth in the Fee Letter, dated as of the date hereof, between Fleetwood and the Agent.

5.5                     Boot Collateral. Borrowers shall have delivered to the Agent and the Collateral Agent (A) duly executed and acknowledged amendments to the existing Mortgages or a new Mortgage, in each case, if and as reasonably requested by the Agent, to the extent necessary under applicable law, in the reasonable judgment of the Agent, to continue or create a valid, enforceable and first priority Lien on not less than such an amount of Mortgaged Property (previously constituting Term Loan Collateral) to be continued as Mortgaged Property constituting “boot collateral”  in proper form for recording in all appropriate places in all applicable jurisdictions, so that, upon completion of the transactions described in Section 3 hereof and this Section 5.5, the aggregate value (such values as to each item of Mortgaged Property as set forth on Schedule 6.11 as in effect prior to effectiveness of this Amendment) of all “boot collateral” as identified on Schedule 6.11 (after giving effect to such transactions) is not less than $37,000,000, (B) title policies (or endorsements to the existing title policies for the benefit of the Agent) if and as reasonably requested by the Agent, assuring the Agent that such Mortgages constitute first priority mortgage liens subject only to Permitted Liens under clauses (a), (b), (d) and (e) of the definition of Permitted Liens, and (C) if requested by the Agent, opinions of counsel as to such matters as reasonably requested by the Agent (it being understood and agreed that the Agent may agree to the delivery of the items described in the foregoing clauses (B) and (C) post-effectiveness of this Amendment in its reasonable judgment).

5.6                     Hazardous Substances Indemnity Agreement. Borrowers shall have delivered to the Agent such amendments as shall have been requested by the Agent to the Amended and Restated Hazardous Substances Indemnity Agreement, dated January 5, 2007, by each of the Loan Parties named therein as Indemnitors and the Agent,  in order to reflect Schedule 6.11, as it shall be constituted after giving effect to the transactions described in Section 1.40 and Section 4.6 hereof.

6.                                       EFFECTIVE DATE. This Amendment shall become effective (the “Effective Date”) on the date of the satisfaction of the conditions set forth in Section 5.

7.                                       EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

8.                                       Each of Fleetwood and the Borrowers confirms that as amended hereby, each of the Loan Documents is in full force and effect, and that none of the Credit Parties has any defenses, setoffs or counterclaims to its Obligations.

9.                                       APPLICABLE LAW. THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

10.                                 NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

11.                                 COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

12.                                 CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

[signatures follow; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

BORROWERS	FLEETWOOD HOLDINGS INC.

FLEETWOOD HOMES OF ARIZONA, INC.

FLEETWOOD HOMES OF CALIFORNIA, INC.

FLEETWOOD HOMES OF FLORIDA, INC.

FLEETWOOD HOMES OF GEORGIA, INC.

FLEETWOOD HOMES OF IDAHO, INC.

FLEETWOOD HOMES OF INDIANA, INC.

FLEETWOOD HOMES OF KENTUCKY, INC.

FLEETWOOD HOMES OF NORTH CAROLINA, INC.

FLEETWOOD HOMES OF OREGON, INC.

FLEETWOOD HOMES OF PENNSYLVANIA, INC.

FLEETWOOD HOMES OF TENNESSEE, INC.

FLEETWOOD HOMES OF TEXAS, L.P.
By: FLEETWOOD GENERAL PARTNER
OF TEXAS, INC., its General Partner

FLEETWOOD HOMES OF VIRGINIA, INC.

FLEETWOOD HOMES OF WASHINGTON, INC.

FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC.

FLEETWOOD MOTOR HOMES OF INDIANA, INC.

Ninth Amendment and Consent of Guarantors

FLEETWOOD MOTOR HOMES OF PENNSYLVANIA, INC.

FLEETWOOD TRAVEL TRAILERS OF CALIFORNIA, INC.

FLEETWOOD TRAVEL TRAILERS OF INDIANA, INC.

FLEETWOOD TRAVEL TRAILERS OF KENTUCKY, INC.

FLEETWOOD TRAVEL TRAILERS OF MARYLAND, INC.

FLEETWOOD TRAVEL TRAILERS OF OHIO, INC.

FLEETWOOD TRAVEL TRAILERS OF OREGON, INC.

FLEETWOOD TRAVEL TRAILERS OF TEXAS, INC.

GOLD SHIELD, INC.

GOLD SHIELD OF INDIANA, INC.

HAUSER LAKE LUMBER OPERATION, INC.

CONTINENTAL LUMBER PRODUCTS, INC.

FLEETWOOD GENERAL PARTNER OF TEXAS, INC.

FLEETWOOD HOMES INVESTMENT, INC.

By:	/s/ Andrew M. Griffiths
Name:	Andrew M. Griffiths
Title:	Chief Financial Officer

GUARANTOR	FLEETWOOD ENTERPRISES, INC., as the Guarantor

	By:	/s/ Andrew M. Griffiths
	Name:	Andrew M. Griffiths
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

BANK OF AMERICA, N.A., as the Agent, as a Lender and as a Majority Revolving Lender

By:	/s/Todd Eggertsen
Name:	Todd Eggertsen
Title:	Vice President

Ninth Amendment and Consent of Guarantors

WELLS FARGO FOOTHILL, INC., fka FOOTHILL CAPITAL CORPORATION, as a Lender and as a Majority Revolving Lender

By:	/s/ Juan Barrera
Name:	Juan Barrera
Title:	Vice President

TEXTRON FINANCIAL CORPORATION, as a Lender and as a Majority Revolving Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as a Majority Revolving Lender

By:
Name:
Title:

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as a Lender and as a Majority Revolving Lender

By:	/s/ Michael White
Name:	Michael White
Title:	Associate

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Guaranties continue in full force and effect, and (c) ratifies its Guaranty and each of the Loan Documents to which it is a party.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the 29th day of October, 2008.

GUARANTORS	FLEETWOOD ENTERPRISES, INC. FLEETWOOD CANADA LTD. FLEETWOOD INTERNATIONAL INC.

	By:	/s/ Andrew M. Griffiths
	Name:	Andrew M. Griffiths
	Title:	Chief Financial Officer

Ninth Amendment and Consent of Guarantors

Exhibit A

Indicative Terms of 2008 Subordinated Debentures

Issuer:	Fleetwood Enterprises, Inc.

Securities:	2008 Subordinated Debentures

Principal Amount:	An aggregate original principal amount reasonably acceptable to the Agent.

OID:	Up to a percentage reasonably acceptable to the Agent.

Coupon:	Up to a percentage reasonably acceptable to the Agent, subject to increase as set forth below under the caption “Conversion”

Default Interest Rate:	Up to 2%.

Maturity:	No earlier than a date reasonably acceptable to the Agent, unless earlier converted by the holders or redeemed or repurchased by the Issuer.

Sinking Fund:	None

Amortization:	None

Conversion:

The 2008 Subordinated Debentures will be convertible into common stock of the Issuer. Other than as set forth above, shall not be exchangeable or convertible into Debt of any person or any preferred stock or other Capital Stock of any person.

Optional Repurchase Right of Holders:

Holders of the 2008 Subordinated Debentures may require the Issuer to repurchase all or a portion of their 2008 Subordinated Debentures on a date no earlier than December 15, 2011 (the “Initial Put Redemption Date”) at a repurchase price equal to 100% of the principal amount of the 2008 Subordinated Debentures plus any accrued and unpaid interest thereon to, but excluding, the repurchase date. The Issuer may elect to pay the repurchase price in cash, its common stock or a combination thereof.  It is understood and agreed that the Credit Agreement will provide that the satisfaction of such repurchase obligation shall be permitted solely through the issuance of additional Capital Stock (and not, for the avoidance of doubt, with cash).

Change of Control Repurchase Right of Holders:	100% of principal amount of the 2008 Subordinated Debentures plus accrued and unpaid interest to, but excluding, the repurchase date.

Optional Redemption:

The 2008 Subordinated Debentures may not be redeemed prior to December 15, 2011.  Thereafter, the Issuer may redeem the 2008 Subordinated Debentures, in whole or in part, for cash at 100% of the principal amount of the 2008 Subordinated Debentures plus accrued and unpaid interest to, but excluding, the redemption date. It is understood and agreed that the Credit Agreement will not permit any such redemption.

Subordination:	Same as the 2003 Subordinated Debentures

Covenants and Events of Default:	No more restrictive than those contained in the 2003 Subordinated Debentures or as may be reasonably acceptable to the Agent. There shall be no liquidity tests and no financial maintenance covenants.

Cross-Defaults:

Shall not contain any cross-default provisions or cross-acceleration provisions any more onerous to Fleetwood than the terms of the 2003 Subordinated Debentures or as may be reasonably acceptable to the Agent

Closing Date:	On or prior to December 31, 2008

Use of Proceeds:	To repay in part or in full (or in partial or complete satisfaction of any put, redemption or prepayment obligation in respect of) the 2003 Subordinated Debentures.

Exhibit B

Summary Indicative Terms of 2008 Senior Secured Debentures

Issuer:	Fleetwood Enterprises, Inc.

Securities:	2008 Senior Secured Debentures.

Principal Amount:	An aggregate original principal amount reasonably acceptable to the Agent.

OID:	Up to a percentage reasonably acceptable to the Agent.

Coupon:	Up to a percentage reasonably acceptable to the Agent.

Default Interest Rate:	Up to 2%.

Maturity:	No earlier than a date reasonably acceptable to the Agent.

Sinking Fund:	None.

Amortization:	None.

Optional Repurchase Right of Holders:	None.

Change of Control Repurchase Right of Holders:	100% of principal amount of the 2008 Senior Secured Debentures plus accrued and unpaid interest to, but excluding, the repurchase date.

Asset Sale Offer:

The net proceeds of First Lien Collateral (as defined below) shall be used to make an offer to repurchase the 2008 Senior Secured Debentures.  The net proceeds of Second Lien Collateral (as defined below) shall be used to (i) repay debt to the extent outstanding and otherwise as permitted under the Credit Agreement, (ii) make a permitted property substitution, or (iii) after designated senior debt is repaid in full and all commitments thereunder have been terminated, make an offer to repurchase the 2008 Senior Secured Debentures.  The net proceeds of asset sales (as shall be defined in a manner reasonably acceptable to the Agent) relating to assets other than First Lien Collateral or Second Lien Collateral shall be used to (i) repay debt to the extent outstanding and otherwise as required by the Credit Agreement, (ii) make expenditures or to acquire properties or assets that will be used by, or will be useful in a permitted business, or (iii) after designated senior debt is repaid in full and all commitments thereunder have been terminated, make an offer to repurchase the 2008 Senior Secured Debentures.

Event of Loss Offer:

In the event of an event of loss, the Issuer or the applicable subsidiary will apply the net loss proceeds from such event of loss: (1) to the rebuilding, repair, replacement or construction of improvements to the affected property; (2) in the case of net loss proceeds to the extent not involving First Lien Collateral, repay debt to the extent outstanding and otherwise as permitted by the Credit Agreement; (3) to make expenditures or to acquire properties or assets that will be used or useful in a permitted business provided that the properties or assets so acquired shall become First Lien Collateral or Second Lien Collateral, as applicable; or (4) in the case of net loss proceeds to extent involving First Lien Collateral, the Net Loss Proceeds shall be paid directly to the Collateral Agent for deposit in a collateral account and applied to make an offer to repurchase the 2008 Senior Secured Debentures.

Optional Redemption:	At any time at a price equal to 100% of principal amount of the 2008 Senior Secured Debentures plus accrued and unpaid interest to, but excluding, the redemption date.

Collateral:

“Silent” second priority Lien on the Mortgaged Property (as the same may be released, substituted or supplemented from time to time in accordance with the terms of the Credit Agreement), subordinate to the Liens in favor of the Agent for the benefit of the Agent and the Term Lenders and for the benefit of the Agent and the Revolving Credit Lenders, in form and substance satisfactory to the Agent, and otherwise subject to the 2008 Intercreditor Agreement (“Second Priority Collateral”).  First priority Lien (subject to the 2008 Intercreditor Agreement) on up to an aggregate value (such value as set forth in an appraisal in form and substance and by an appraiser reasonably satisfactory to the Agent) of all Real Estate (that does not constitute Collateral) securing the 2008 Senior Secured Debentures, at the time of the granting of the Lien thereon, that does not exceed the sum of (x) $20,000,000 and (y) such additional amount as shall have been notified to the Agent in writing and applied to reduce the Maximum Real Estate Loan Amount in accordance with the final proviso set forth in such definition (“First Priority Collateral”). Otherwise, the 2008 Senior Secured Debentures shall not be secured by any Capital Stock or assets of any Loan Party or any Subsidiary or Affiliate thereof. All Liens placed on the Mortgaged Property shall provide that each such Lien shall be automatically released (and shall no longer constitute a Permitted Lien under the Credit Agreement) to the extent required by the 2008 Intercreditor Agreement.

Guarantees:

Each subsidiary of the Issuer that is a Loan Party under the Credit Agreement shall guarantee the 2008 Senior Secured Debentures; provided that such guaranty shall be subordinated in right of payment to the prior payment of the Obligations in form and substance and on terms reasonably acceptable to the Agent.

Intercreditor Agreement:	2008 Intercreditor Agreement, to be in form and substance reasonably satisfactory to the Agent.

Covenants and Events of Default:

Customary for high yield debt securities except where more restrictive (as in the case of Limitation on Restricted Payments, Limitation on Indebtedness, Limitation on Liens, Limitation on Asset Sales and Limitations on Sale-Lease Backs), but in any event covenants to be not more restrictive than those contained in the Credit Agreement after giving effect to the Ninth Amendment and the incorporation by reference into the Credit Agreement of the covenants and events of default in the 2008 Senior Secured Debentures (to include:  Payment of Notes; Maintenance of Office or Agency; Limitation on Restricted Payments;  Maintenance of Corporate Existence; Payment of Taxes and Other Claims; Maintenance of Properties and Insurance; Notice of Default; Compliance With Laws; Reports to Trustee; Waiver of Stay, Extension or Usury Laws; Limitations on Transactions with Affiliates; Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock of Restricted Subsidiaries; Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries; Change of Control; Limitation on Asset Sales; Limitation on Liens; Conduct of Business; Events of Loss; Additional Guarantees/Real Estate Security Conforming to Scope of Guarantors and Real Estate Collateral for Senior Credit Facility; Limitations on Sale-Lease Backs; Payments for Consent; Merger, Consolidation or Sale of All or Substantially All Assets; Compliance Certificate; Further Instruments and Acts; Impairment of Security Interest; Amendment of Credit Facilities) and, in any event, such provisions shall be reasonably acceptable to the Agent.

There shall be no liquidity tests and no financial maintenance covenants.  It is understood that, among other baskets, (A) the credit facility basket shall be limited to the lesser of (x) $160.0 million (less the amount of net proceeds of Second Lien Collateral used to repay debt to the extent outstanding and otherwise as permitted under the Credit Agreement) and (y) the borrowing base (as defined therein in a manner reasonably acceptable to the Agent) plus up to $7.5 million, (B) there shall be a basket of $20.0 million for Bank Products (with a sub-limit with respect to obligations under Hedge Agreement of $5.0 million), (C) there shall be a basket of $5.0 million for non-real estate capital leases and (D) there shall be a basket of $11.25 million (which may be secured or unsecured) for mortgage debt, sale and leasebacks and any purpose other than to incur credit facility debt. It is understood that no restricted payments outside the Fleetwood Enterprises, Inc. level and no payments in respect of subordinated debt or preferred shares (other than payments of regularly scheduled interest and in respect of fractional shares) shall be permitted.

Cross-Defaults:

Shall not contain any cross-default provisions or cross-acceleration provisions any more onerous to Fleetwood than the terms of the Credit Agreement and, in any event, such provisions shall be reasonably acceptable to the Agent.

Conversion:	Shall not be exchangeable or convertible into Debt of any person or any preferred stock or other Capital Stock of any person.

Closing Date:	On or prior to December 31, 2008.

Use of Proceeds:	To repay in part or in full (or in partial or complete satisfaction of any put, redemption or prepayment obligation in respect of) the 2003 Subordinated Debentures.

Schedule 6.9

Standby Letters of Credit

October 24, 2008

L/C No.	Amount	Issued By	Beneficiary	Matures	Purpose
3040130	$1,570,000.00	Bank of America

Lumbermens Mutual Casualty Company and American Motorists Insurance Company and American Manufacturers Mutual Insurance Company and American Protection Insurance Company and NATLSCO, Inc. and National Loss Control Service Corporation (KEMPER)

One Kemper Drive

Long Grove, IL 60049-0001

Attn: RMG Collections M-1

				August 19, 2008	Support of past insured workers’ compensation exposure for the states of AZ, ID, TN, TX, VA, FL, MD, KY from 2-1-96 to 4-1-03.

3040443	$100,000.00	Bank of America	Lumbermen’s Underwriting Alliance 2501 North Military Trail Boca Raton, FL 33431	October 24, 2008	Support of past insured workers’ compensation exposure for the states of AZ, ID, TN, TX, VA, FL, MD, KY from 11-1-81 to 2-1-96.

3040444	$1,008,000.00	Bank of America	Old Republic Insurance Co. c/o Old Republic Risk Management 445 Moorland Road, Suite 300 Brookfield, WI 53005 Attention: Chief Financial Officer	October 24, 2008	Support of Gibraltar AL, GL and workers’ compensation claims in prior years where claims were fronted by Old Republic. Two open claims remain.

3040445	$1,230,000.00	Bank of America	Georgia’s Self Insurers Guaranty Trust Fund P.O. Box 7159 Atlanta, GA 30357	October 24, 2008	Support of self- insured workers’ compensation exposure in the state of GA since 1981.

3040446	$2,416,235.00	Bank of America

Travelers Casualty and Surety Company of America and

Travelers Casualty and Surety Company and Farmington

Casualty Company and Travelers Casualty and Surety

Company of Illinois and Travelers Casualty and Surety

Company of Canada

				October 24, 2008	Support of self-insured workers’ compensation surety bonds in OR and FL since 1976 in OR and 1978 in FL.

L/C No.	Amount	Issued By	Beneficiary	Matures	Purpose
			One Tower Square, H. O. Bond, 15CZ (3PB)
			Hartford, CT 06183-9062
			Attention: A. Nowik

3040932	$11,563,964.00	Bank of America	Self-Insurance Plans State of California 2265 Watt Avenue, Suite 1 Sacramento, CA 95825	October 2, 2008	Support of self- insured workers’ compensation exposure in the state of CA since 1976.

3051853	$29,350,000.00	Bank of America	Westchester Fire Insurance Company ACE INA Insurance Company 1601 Chestnut Street Philadelphia, PA 19103 Attention: Collateral Manager	October 9, 2008	Support of surety bond exposure which includes financial guaranty, license, appellate, supply and workers’ compensation bonds. Majority of support is for Ft. Bliss.

			Mr. Merritt Willits
			ACE Surety, TL 33B
			Two Liberty Place
			1601 Chestnut Street
			Philadelphia, PA 19103

3054529	$7,600,000.00	Bank of America	Self-Insurance Division Bureau of Workers Compensation 1171 South Cameron Street Harrisburgh, PA 17104-2501 Attn: George Knehr, Chief	February 26, 2009	Support of self- insured workers’ compensation exposure in the state of PA since 1989.

L/C No.	Amount	Issued By	Beneficiary	Matures	Purpose
3056166	$4,302,210.00	Bank of America	(Sixteen affiliates of AIG Risk Management - see L/C) P. O. Box 923	March 31, 2009	Support of “current” insured workers’ compensation exposure in the states of
			Wall Street Station		AZ, ID, TN, VA, FL, MD, KY from 4-1-03 to current.
			New York, N.Y. 10268		(Excludes TX which is included in prior LC’s)
			Attn: Art Stillwell

3058109	$950,000.00	Bank of America	Maryland Workers’ Compensation Commission Insurance Director	August 18, 2008	Support of self- insured workers’ compensation exposure in the state of MD
			10 East Baltimore Street		since 1989.
			Baltimore, MD 21202

3059909	$4,000.00	Bank of America	Continental Casualty Company and/or CNA Claims Plus, Inc.	October 31, 2008	Support of insured AL, GL claims in prior years

3092431	$3,017,440.00	Bank of America	Fidelity and Deposit Company of Maryland	March 11, 2009	Support of Ft. Sill surety requirement
			3910 Keswick Road
			Baltimore, MA 21211

3094413	$636,366.30	Bank of America	North Carolina Department of Insurance 1201 Mail Service Center	July 11, 2009	Support of self- insured workers’ compensation exposure in the state of NC
			Raleigh, NC 27699-1201		since 2008.
			[$553,362.00 + $83,004.30 = $636,366.30]

	$63,748,215.30

Schedule 6.9

Debt

As Of October 24, 2008

			Principal
		Maturity	Amount
Lender	Description	Date	(000’s)	Security
Insurance Borrowings
The Prudential Insurance Company of America	8.00% Split dollar life insurance policy loan	N/A	4,300	Split-dollar life insurance policy

John Hancock Life Insurance Company	5.75% Split dollar life insurance policy loan	N/A	6,500	Split-dollar life insurance policy

Midwestern United Life Insurance Company	6.50% Split dollar life insurance policy loan	N/A	1,800	Split-dollar life insurance policy

Pacific Life	3.5% Corporate owned life insurance policy loan	N/A	53,967	Corporate-owned life insurance policies

Mortgage(s)
ISIS Lending, LLC	9.95% rate; 3 year term (amortized over 30 years with two 1-year options)	9/1/2011	27,234,892	Fleetwood Homes of California, Inc. (#17)
				18 N. Pioneer Avenue, Woodland, CA 95776

				Fleetwood Motor Homes of California, Inc. (#47-1, #47-2, #47-3)
				5300 Via Ricardo, Riverside, CA
				5425 Wilson Street, Riverside, CA
				2350 Fleetwood Drive, Riverside, CA

Schedule 6.11

(Replacing Last Page of Existing Schedule 6.11 Only)

Fleetwood Enterprises

Real Estate Collateral

As of Effectiveness of Ninth Amendment

$15MM RE Subfacility Collateral

							Appraised
Subsidiary		State	Plant #	Address	City	State	Value
1	Fleetwood Homes of	Idaho	4	2611 E. Comstock Ave	Nampa	ID	3,900,000
2	Fleetwood Homes of	Virginia	19-2	90 Weaver Street	Rocky Mount	VA	4,660,000
3	Fleetwood Homes of	Pennsylvania	22-2	60 Industrial Road	Elizabethtown	PA	3,410,000
4	Fleetwood Homes of	Indiana	55-1	1119 Fuller Drive	Garrett	IN	2,370,000
5	Fleetwood Homes of	Florida	70	700 S. Main Street	Auburndale	FL	1,700,000
6	Fleetwood Homes of	Georgia	75-2	140 Business Blvd.	Alma	GA	2,190,000
7	Fleetwood Homes of	Texas	84	1101 Foundation Dr.	Waco	TX	1,800,000

							20,030,000

					Requirement		20,000,000

Boot Collateral Post Amendment

							Appraised
Subsidiary		State	Plant #	Address	City	State	Value
1	Fleetwood Homes of	Georgia	7	1515 Kellogg Drive	Douglas	GA	1,300,000
2	Fleetwood Homes of	Georgia	34-2	Fleetwood Ave	Willacoochee	GA	1,850,000
3	Gold Shield, Inc.	Indiana	43	2004 Patterson Street	Decatur	IN	1,760,000
4	Gold Shield, Inc.	Indiana	43	2709 Patterson Street	Decatur	IN	1,250,000
5	Fleetwood Motor Homes of	Indiana	44	1031 US 224 E	Decatur	IN	5,500,000
6	Fleetwood Homes of	Oregon	48	2655 Progress Way	Woodburn	OR	4,880,000
7	Fleetwood Homes of	Georgia	05-1/05-2	147 Connector 206 NW	Douglas	GA	1,710,000
8	Fleetwood Homes of	North Carolina	41-1& 41-2	349 E. Railroad Avenue	Pembroke	NC	4,000,000
9	Fleetwood Motor Homes of	Pennsylvania	71-2	Rt 487 RFD	Paxinos	PA	3,120,000
10	Fleetwood Homes of	Arizona	21	6112 N. 56th Avenue	Glendale	AZ	11,450,000
11	Fleetwood Homes of	Texas	12-3	2901 E. Industrial Ave.	Waco	TX	1,350,000

							38,170,000

					Requirement		37,000,000

Schedule 6.11

(Replacing Last Page of Existing Schedule 6.11 Only)

Fleetwood Enterprises

Real Estate Collateral

As of October 29, 2008 and Prior to the Effectiveness of the Ninth Amendment

$15MM RE Subfacility Collateral

							BA Appraised
Subsidiary		State	Plant #	Address	City	State	Value
1	Fleetwood Homes of	Idaho	4	2611 E. Comstock Ave	Nampa	ID	3,900,000
2	Fleetwood Homes of	Virginia	19-2	90 Weaver Street	Rocky Mount	VA	4,660,000
3	Fleetwood Homes of	Pennsylvania	22-2	60 Industrial Road	Elizabethtown	PA	3,410,000
5	Fleetwood Homes of	Indiana	55	1119 Fuller Drive	Garrett	IN	2,370,000
6	Fleetwood Homes of	Florida	70	700 S. Main Street	Auburndale	FL	1,700,000
7	Fleetwood Homes of	Georgia	75-2	140 Business Blvd.	Alma	GA	2,190,000
8	Fleetwood Homes of	Texas	84	1101 Foundation Dr.	Waco	TX	1,800,000
							20,030,000
						at 75%	15,022,500

$22MM Term Loan Collateral

							BA Appraised
Subsidiary		State	Plant #	Address	City	State	Value
1	Fleetwood Homes of	Georgia	5	147 Connector 206 NW	Douglas	GA	1,710,000
2	Fleetwood Homes of	California	8	7007 Jurupa Ave	Riverside	CA	5,400,000
3	Fleetwood Homes of	Texas	12-1	2801 Gholson Rd.	Waco	TX	1,750,000
4	Fleetwood Homes of	Texas	12-3	2901 E. Industrial Ave.	Waco	TX	1,350,000
4	Fleetwood Homes of	Tennessee	27	1500 Airport Rd	Gallatin	TN	2,750,000
5	Fleetwood Homes of	North Carolina	41	349 E. Railroad Ave.	Pembroke	NC	4,000,000
6	Fleetwood Motor Homes of	Pennsylvania	71	Rt 487 RFD	Paxinos	PA	3,120,000
7	Fleetwood Motor Homes of	Pennsylvania	71	110 Industrial Park Rd	Elysburg	PA	9,540,000
							29,620,000
						at 75%	22,215,000

Boot Collateral

							BA Appraised
Subsidiary		State	Plant #	Address	City	State	Value
1	Fleetwood Homes of	Georgia	7	1515 Kellogg Drive	Douglas	GA	1,300,000
2	Fleetwood Homes of	Arizona	21	6112 N. 56th Ave	Glendale	AZ	11,450,000
3	Fleetwood Homes of	Georgia	34-2	Fleetwood Ave	Willacoochee	GA	1,850,000
4	Gold Shield of Indiana, Inc.	Indiana	43	2004 Patterson Street	Decatur	IN	1,760,000
5	Gold Shield of Indiana, Inc.	Indiana	43	2709 Patterson Street	Decatur	IN	1,250,000
6	Fleetwood Motor Homes of	Indiana	44	1031 US 224 E	Decatur	IN	5,500,000
7	Fleetwood Homes of	Oregon	48	2655 Progress Way	Woodburn	OR	4,880,000
							27,990,000